UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Short-Term Incentive Compensation Program

On December 10, 2005, the Board of Directors of Hillenbrand Industries, Inc., based on a recommendation from its Compensation and Management Development Committee (the "Committee"), approved an Amended and Restated Short-Term Incentive Compensation Program (the "Amended Program"). The Amended Program amends the previously adopted Short-Term Incentive Compensation Program to conform to certain terms and conditions contained in the Short-Term Incentive Compensation Plan for fiscal 2006 approved by the Committee and disclosed in Hillenbrand's Form 8-K dated September 30, 2005, which disclosure is incorporated herein by reference. Specifically, the Amended Program reduces the maximum Incentive Compensation Opportunity (as this term is used in the Amended Program) for the Chief Financial Officer from 75% to 50% and provides the Committee with the flexibility to base all or part of compensation under the Amended Program on non-financial criteria.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Hillenbrand Industries, Inc. Amended and Restated Short-Term Incentive Compensation Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

December 15, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

December 15, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Hillenbrand Industries, Inc. Amended and Restated Short-Term Incentive Compensation Program